EXHIBIT 5.1

                     [Letterhead of Morrison & Foerster LLP]

                                  June 30, 2004

Delta Financial Corporation
1000 Woodbury Road
Woodbury, New York 11797

Ladies and Gentlemen:

      At your request, we have examined the Registration Statement on Form S-2 of Delta Financial Corporation, a Delaware corporation (the "Company"), filed on April 27, 2004, together with Amendment No. 1 thereto, filed with the Securities and Exchange Commission (the "Registration Statement") on June 9, 2004, and Post Effective Amendment No. 1 thereto, dated on or about June 30, 2004, relating to the registration under the Securities Act of 1933, as amended, of up to 5,700,000 shares of the Company's common stock, $.01 par value (the "Stock"), of which (a) up to 3,137,597 shares (the "Primary Shares") are authorized but unissued shares to be offered and sold by the Company, and (b) up to 2,562,403 shares (the "Secondary Shares") are presently issued and outstanding, or are issuable upon exercise of certain employee stock options, and will be sold by certain selling stockholders.

      As counsel to the Company, we have examined the proceedings taken by the Company in connection with the issuance and sale of the Stock.

      We are of the opinion that (i) the Secondary Shares that are presently outstanding are duly authorized, validly issued, fully paid and non-assessable,
(ii) the Secondary Shares that are issuable upon exercise of employee stock options, when issued and paid for in accordance with the terms of the applicable stock option agreements, will be duly authorized, validly issued, fully paid and non-assessable, and (iii) the Primary Shares, when authorized, issued and sold by the Company in the manner described in the Registration Statement and in accordance with resolutions to be adopted by the Board of Directors of the Company, will be duly authorized, validly issued, fully paid and non-assessable.

      We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto.

                                                     Very truly yours,


                                                     /s/ Morrison & Foerster LLP